UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 10, 2019

AUBURN NATIONAL BANCORPORATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26486	63-0885779
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

100 North Gay Street, P.O. Drawer 3110, Auburn, Alabama 36831-3110

(Address of principal executive offices)

(334) 821-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. J. Michael King and AuburnBank (the “Bank”), the principal subsidiary of Auburn National Bancorporation, Inc. (the “Company”), are parties to an agreement dated July 24, 2017 (the “Agreement”) providing Mr. King with a cash retention bonus of $200,000 payable in two equal $100,000 installments on the first and second anniversaries of his date of hire. These bonus payments are made in lieu of any other bonus payable by the Bank, including its discretionary bonus program for Bank officers.

The Company determined that Mr. King is a named executive officer in connection with the preparation of the Company’s proxy statement for its 2019 annual shareholders’ meeting. As a result, the Company is filing the Agreement. Attached and incorporated herein by reference as Exhibit 10.1 is a copy of the Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Exhibit Description

10.1	Agreement, dated July 24, 2017, by and between J. Michael King and AuburnBank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2019	Auburn National Bancorporation, Inc.

	By:	/s/ David A. Hedges
David A. Hedges Executive Vice President and Chief Financial Officer